EXHIBIT 10.32

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIFTH AMENDMENT TO TRADEMARK LICENSE AND SUPPLY AGREEMENT

This Fifth Amendment to Trademark License and Supply Agreement (“Fifth Amendment”), made effective September 30, 2020 (the “Fifth Amendment Effective Date”), amends the Trademark License and Supply Agreement dated May 28, 2014 by and between Mission Pharmacal Company (“Mission”) and Retrophin, Inc. (together with its affiliates, “Retrophin”) (such agreement as previously amended by the amendments listed in Exhibit A to this Fifth Amendment, the “Agreement”).
WHEREAS, Mission and Retrophin now desire to further amend the Agreement, in accordance with Section 25.4 thereof, to revise and supplement terms on cost sharing and generic products and to resolve amounts between the parties under the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1.Terminology. All references in this Fifth Amendment to “Sections” are to sections of the Agreement. All capitalized terms used and not defined in this Fifth Amendment, but defined in the Agreement, have the meanings given in the Agreement. For clarity, all initially capitalized terms defined in this Fifth Amendment, and used in amended Sections of the Agreement provided below, have the meanings in the Agreement that are given in this Fifth Amendment.
2.Amendments.

a.Section 11 (Payment Procedures) is hereby amended to include new Sections 11.5, 11.6, 11.7 and 11.8 as follows:

“11.5 Annual FDA Program Fees. Mission will timely pay all required fees assessed by the Food and Drug Administration (“FDA”) under the Prescription Drug User/Program Fee Amendments or for annual Product reviews and required stability studies for all Products (collectively, “FDA Regulatory Fees”). Retrophin shall reimburse Mission for all FDA Regulatory Fees incurred and paid by Mission after the Fifth Amendment Effective Date and shall remit such payment to Mission within [***] days upon Retrophin’s receipt of an invoice therefor from Mission, unless subject to a Dispute. Such invoice shall include reasonable back up for the requested reimbursement, including but not limited to, copies of the invoices for the FDA Regulatory Fees received by Mission and proof of payment by Mission. Mission shall submit such invoices and reasonable backup to Retrophin no later than [***] days of payment of the applicable invoice by Mission for FDA Regulatory Fees. Mission will also provide to Retrophin advance copies of the
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invoices for such FDA Regulatory Fees within [***] days of receipt by Mission.

11.6. Pharmacovigilance (“PV”) Work. Mission will conduct pharmacovigilance and related investigations for all Products as mutually agreed by the Parties. Retrophin agrees to reimburse Mission on a monthly basis for the expenses incurred by Mission for such PV services and related investigations properly completed at a rate of $ [***] per hour of services, as summarized along with other anticipated services to be rendered by Mission in Schedule 11.8. To request reimbursement, Mission shall provide to Retrophin a monthly invoice summarizing the PV services performed during the prior month and the costs therefor. Mission shall keep accurate records for all PV services and related investigations performed, and upon Retrophin’s request shall allow Retrophin to examine such records for the purpose of verifying the correctness of the requested reimbursement.

11.7 Timing of Invoices. Mission shall promptly submit invoices to Retrophin for all reimbursements described in Sections 11.4, 11.5 and 11.6, in accordance with the terms therein. In no event shall Retrophin be obligated to provide reimbursement for any fees and expenses (including FDA Regulatory Fees) for which Mission failed to submit an invoice for reimbursement within [***] of Mission’s receipt of invoice(s) for such fees and expenses.

11.8    No Reimbursement of Other Fees or Expenses. Other than as explicitly set forth (and as applicable) in this Section 11 or Schedule 11.8, Retrophin shall not be obligated to pay or reimburse Mission for any additional fees or expenses associated with the manufacture, labeling, or regulatory maintenance of the Products unless such fees or expenses are mutually agreed to in writing by Mission and Retrophin.”

b.Section 18.0 (Authorized Generics) is hereby amended and restated in its entirety as follows:

“18.0 Authorized Generics. If a Third Party generic of a Product (“Third Party Generic Product”) enters the Territory, Mission shall have the right to sell, distribute, and supply its own generic version of the Product (“Mission Generic Product”) under the following terms:

18.1    Such Mission Generic Product shall not use the Trademark (or any other mark confusingly similar thereto) and shall not incorporate Project Know-How unless the Third Party Generic Product is a generic of the 300 mg enteric coated tablet of Product.

18.2    In the event Mission elects to commercialize a Mission Generic Product incorporating or using Project Know-How, Retrophin may terminate this Agreement.

18.3    At least [***] days prior to Mission or Mission’s affiliates selling, distributing or supplying any Mission Generic Product, Mission shall give written notice to Retrophin of such intention and, upon Retrophin’s election,
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the Parties shall negotiate in good faith a mutually acceptable agreement with respect to Retrophin’s acquisition of rights to the Mission Generic Products.

18.4    Prior to granting any right to sell, distribute or supply any Mission Generic Product to a Third Party, Mission shall give written notice to Retrophin of such intention as provided in Section 18.3 and Retrophin shall have [***] days from its receipt of such notice to provide written notice to Mission (the “Retrophin Notice”) that Retrophin wishes to negotiate such right. The Retrophin Notice shall include the terms and conditions under which Retrophin wishes to obtain such rights, including detailed financial terms. If Retrophin delivers a Retrophin Notice to Mission within such [***]-day period, then Retrophin and Mission shall negotiate in good faith a mutually acceptable agreement with respect to Retrophin’s acquisition of rights to the Mission Generic Products; provided that, if the Parties do not enter into such an agreement on mutually acceptable terms within [***] days after the date of the Retrophin Notice or such longer period as agreed to in writing by the Parties, then Mission shall have no further obligation to Retrophin to negotiate such an agreement and Mission thereafter shall be free to grant such rights with respect to the Mission Generic Product to a Third Party (i) on principal financial terms that are, in the aggregate, equal to or more favorable to Mission than the terms last offered in writing to Mission by Retrophin or (ii) on any other terms as long as Mission first gives Retrophin a [***]-day period to enter into an agreement on the same terms.”

c.     Exhibit A to the Agreement, THIOLA® Trademark, is hereby deleted and replaced with Exhibit A, THIOLA® and THIOLA EC® Trademarks, attached hereto.

d.     Exhibit B to the Agreement, THIOLA® PRODUCT SPECIFICATIONS, is hereby deleted and replaced with Exhibit B, THIOLA® and THIOLA EC® PRODUCT SPECIFICATIONS, attached hereto.

3.    One-Time Payment to Mission by Retrophin to Resolve Amounts under the Agreement. Retrophin hereby agrees that within ten (10) days from the Fifth Amendment Effective Date, Retrophin shall pay Mission the amount of Four Million Five Hundred Ninety-Three Thousand Three Hundred Eighty-Two United States Dollars ($4,593,382.00) to resolve amounts under the Agreement prior to the Fifth Amendment Effective Date. Mission agrees that Retrophin and all current or former officers, directors, employees, agents, attorneys, insurers, parents, subsidiaries, affiliates, and successors of Retrophin (collectively, the "Retrophin Parties”) shall not have any liability or responsibilities for any liabilities, debts or obligations of any kind, known or unknown, that have been asserted by Mission, could have been asserted by Mission, or which accrued between Retrophin and Mission prior to the Fifth Amendment Effective Date, except for (i) any disputes that arise under this Fifth Amendment and/or (ii) the currently outstanding invoices/amounts that are listed on Exhibit B to this Fifth Amendment. Mission agrees that it will not initiate or pursue any litigation, claim or proceeding against the Retrophin Parties which is covered by this Paragraph 3, and will refrain from filing or making (or encouraging, soliciting or
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assisting any other individual or entity to file or make) any complaint, claim or allegation with any governmental, administrative or other regulatory authority regarding such matters. The terms of this Fifth Amendment will remain confidential and will not be revealed, disclosed, or discussed in any manner or form whatsoever (other than to indicate only that the matter has been resolved amicably) except (a) as required by compulsory process, (b) on a confidential basis to the Parties' respective lenders, insurers, legal, tax, accounting, or similar professional advisors, or attorneys-in-fact, or in order to fulfill its disclosure obligations under Securities and Exchange Commission rules and regulations.

4.    Agreement In Full Force and Effect. Except to the extent the Agreement is explicitly amended by this Fifth Amendment, the Agreement will remain in full force and effect in accordance with its terms.

5.    Entire Agreement. All noted Amendments to the Agreement, including this Fifth Amendment and the Agreement, together constitute the entire agreement of the parties hereto with respect to the topics addressed therein and supersedes any and all prior agreements, whether oral or in writing between the parties hereto with respect to subject matter hereof. This Fifth Amendment may not be amended, modified or supplemented except by written agreement of the parties hereto. This Fifth Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument. This Fifth Amendment may be executed and delivered by facsimile signature, PDF, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), any of which signatures shall have the same force and effect as original signatures.

IN WITNESS HEREOF, the undersigned have executed this Fifth Amendment on the day and year first above written.
[SIGNATURE PAGE FOLLOWS]

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RETROPHIN, INC.                MISSION PHARMACAL COMPANY

By:/s/ Laura Clague                By: /s/ Thomas J. Dooley
Name: Laura Clague                Name: Thomas J. Dooley
Title: Chief Financial Officer            Title: Chief Financial Officer

[Signature page of Fifth Amendment to Trademark License and Supply Agreement between Retrophin and Mission Pharmacal]

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Schedules and Exhibits
Exhibits to the Fifth Amendment

Exhibit A	Prior Amendments to Agreement
Exhibit B	Invoices due to Mission from Retrophin as of the Fifth Amendment Date

Exhibits to the Agreement

Exhibit A	Thiola® And Thiola EC® Trademarks
Exhibit B	Product Specifications - Thiola® And Thiola EC® Product Specifications

Schedules

Schedule 11.8	Annual Purchase Price Adjustment, Ancillary Services, and Other Fees and Pass Thru Fees

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Exhibit A to Fifth Amendment - Prior Amendments to Agreement

1.First Amendment to Trademark License and Supply Agreement, dated July 28, 2014.

2.Second Amendment to Trademark License and Supply Agreement, dated September 24, 2015.

3.Third Amendment to Trademark License and Supply Agreement, dated March 17, 2016.

a.Amendment One to the Third Amendment to Trademark License and Supply Agreement, dated September 12, 2016.

b.Amendment Two to the Third Amendment to Trademark License and Supply Agreement, dated November 3, 2017.

4.Fourth Amendment to Trademark License and Supply Agreement, dated November 28, 2018.

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Exhibit A
THIOLA® and THIOLA EC® Trademarks

Mark	App No./Reg. No.	Goods/Class
THIOLA	863019	Detoxifying agents in tablet and liquid form. (Class 5)
THIOLA	1,560,431	Pharmaceutical preparations, namely, preparations for the care of the liver and treatment if liver disorders; preparations for the care of epidemic disorders and for radiation protection; preparations for the care if cataract and for cystinuria treatment; treatment preparations for hypertension; preparations for bronchitis treatment and expectorants; and preparations for immunomodulator. (Class 5)
THIOLA	4,632,504	Pharmaceutical preparations, namely, preparations for the prevention and treatment of kidney stones, kidney disorders, and diseases of the kidney. (Class 5)
THIOLA	Common Law Rights	Pharmaceutical preparations, namely, preparations for the prevention and treatment of kidney stones, kidney disorders, and diseases of the kidney.
TIOLA EC	5,904,582	Pharmaceutical preparations, namely, preparations for the prevention and treatment of kidney stones, kidney disorders, and diseases of the kidney. (Class 5)

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Exhibit B
PRODUCT SPECIFICATIONS

THIOLA® and THIOLA EC® PRODUCT SPECIFICATIONS

1. THIOLA®:

Form: White, round tablets imprinted with "M".

Field of Use: Treatment of cystine kidney stones.

Composition:

Active Ingredients:                    Quantity:

Tiopronin [N-(2-mercaptopropionyl) glycine]    100 mg

The product may also include one or more of the following inactive ingredients:

calcium carbonate
carnauba wax
ethyl cellulose
eudragit E 100
hydroxy-propyl cellulose
lactose
magnesium stearate
providone
sugar
talc
titanium dioxide

2. THIOLA EC®:

Form: White, round, delayed release tablets imprinted with "T1" and “T3”.

Field of Use: Treatment of cystine kidney stones.

Composition:

Active Ingredients:                    Quantity:

Tiopronin [N-(2-mercaptopropionyl) glycine]    100 mg and 300 mg

The product may also include one or more of the following inactive ingredients:

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Hydroxypropyl Cellulose (Low Substitute) NF
Lactose Monohydrate, NF
Magnesium Stearate, NF
Lactose (Monohydrate), NF
Hydroxypropyl Cellulose NF
Hydroxypropyl Cellulose (Low Substitute) NF
Magnesium Stearate, NF
Hypromellose E5 (Anycoat-C AN5)
Eudragit L 100-55
Talc, USP
Triethyl Citrate, NF

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